AMENDMENT TO CUSTODIAN AGREEMENT

The Custodian Agreement between the RiverSource Funds and Ameriprise Trust Company, dated October 1, 2005, is hereby amended effective as of January 13, 2006:

o        To add AXP Income Series, Inc. as a party to the agreement.
o To reflect the addition of the following funds: RiverSource Disciplined Small Cap Value Fund, RiverSource Emerging Markets Bond Fund, RiverSource Floating Rate Fund, and the RiverSource Income Builder Funds including RiverSource Basic Income Fund, RiverSource Moderate Income Fund, and RiverSource Enhanced Income Fund.

Schedule A, Funds, and Addendum A, Funds of Funds, are amended and restated on the following pages.

All other provisions of the Custodian Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment as of the 13th day of January 2006.

AXP DIMENSIONS SERIES, INC.              AXP SELECTED SERIES, INC.
AXP DISCOVERY SERIES, INC.               AXP STOCK SERIES, INC.
AXP EQUITY SERIES, INC.                  AXP STRATEGY SERIES, INC.
AXP GLOBAL SERIES, INC.                  AXP VARIABLE PORTFOLIO INCOME SERIES,
AXP GROWTH SERIES, INC.                   INC.
AXP GOVERNMENT INCOME SERIES, INC.       AXP VARIABLE PORTFOLIO
AXP INCOME SERIES, INC.                   INVESTMENT SERIES, INC.
AXP INTERNATIONAL SERIES, INC.           AXP VARIABLE PORTFOLIO MANAGED SERIES,
AXP INVESTMENT SERIES, INC.               INC.
AXP MANAGED SERIES, INC.                 AXP VARIABLE PORTFOLIO MONEY
AXP MARKET ADVANTAGE SERIES, INC.         MARKET SERIES, INC.
AXP MONEY MARKET SERIES, INC.            AXP VARIABLE PORTFOLIO PARTNERS SERIES,
AXP PARTNERS INTERNATIONAL SERIES, INC.   INC.
AXP PARTNERS SERIES, INC.                AXP VARIABLE PORTFOLIO SELECT
AXP SECTOR SERIES, INC.                   SERIES, INC.

By: /s/ Leslie L. Ogg
    -----------------
        Leslie L. Ogg
        Vice President and General Counsel

AMERIPRISE TRUST COMPANY



By: /s/ Chandrakant A. Patel
    ------------------------
        Chandrakant A. Patel
        Vice President

                                   Schedule A
                                      Funds

                   Amended and restated as of January 13, 2006

Each a Minnesota corporation, except, Growth Trust and Growth & Income Trust, which are Massachusetts business trusts.

AXP Dimensions Series, Inc.
     RiverSource Disciplined Small Cap Value Fund
     RiverSource New Dimensions Fund**
AXP Discovery Series, Inc.
     RiverSource Core Bond Fund
     RiverSource Discovery Fund
     RiverSource Floating Rate Fund
     RiverSource Income Opportunities Fund
     RiverSource Inflation Protected Securities Fund
     RiverSource Limited Duration Bond Fund
AXP Equity Series, Inc.
     RiverSource Mid Cap Growth Fund
AXP Global Series, Inc.
     RiverSource Emerging Markets Fund
     RiverSource Emerging Markets Bond Fund
     RiverSource Global Bond Fund
     RiverSource Global Technology Fund
     RiverSource Global Balanced Fund
     RiverSource Global Equity Fund
AXP Growth Series, Inc.
     RiverSource Growth Fund
     RiverSource Large Cap Equity Fund
     RiverSource Large Cap Value Fund
     RiverSource Disciplined Equity Fund
AXP Government Income Series, Inc.
     RiverSource Short Duration U.S. Government Fund
     RiverSource U.S. Government Mortgage Fund
AXP Income Series, Inc.
     RiverSource Income Builder Basic Income Fund*
     RiverSource Income Builder Moderate Income Fund*
     RiverSource Income Builder Enhanced Income Fund*
AXP International Series, Inc.
     RiverSource European Equity Fund
     RiverSource International Opportunity Fund
AXP Investment Series, Inc.
     RiverSource Diversified Equity Income Fund
     RiverSource Mid Cap Value Fund
     RiverSource Balanced Fund
AXP Managed Series, Inc.
     RiverSource Strategic Allocation Fund**
AXP Market Advantage Series, Inc.
     RiverSource Portfolio Builder Conservative Fund*
     RiverSource Portfolio Builder Moderate Conservative Fund*

     RiverSource Portfolio Builder Moderate Fund*
     RiverSource Portfolio Builder Moderate Aggressive Fund*
     RiverSource Portfolio Builder Aggressive Fund*
     RiverSource Portfolio Builder Total Equity Fund*
     RiverSource Small Company Index Fund
     RiverSource S&P 500 Index Fund
AXP Money Market Series, Inc.
     RiverSource Cash Management Fund
AXP Partners International Series, Inc.
     RiverSource International Aggressive Growth Fund
     RiverSource International Equity Fund
     RiverSource International Select Value Fund
     RiverSource International Small Cap Fund
AXP Partners Series, Inc.
     RiverSource Aggressive Growth Fund
     RiverSource Fundamental Value Fund
     RiverSource Fundamental Growth Fund
     RiverSource Select Value Fund
     RiverSource Small Cap Equity Fund
     RiverSource Small Cap Value Fund
     RiverSource Value Fund
AXP Sector Series, Inc.
     RiverSource Dividend Opportunity Fund
     RiverSource Real Estate Fund
AXP Selected Series, Inc.
     RiverSource Precious Metals Fund
AXP Stock Series, Inc.
     RiverSource Stock Fund**
AXP Strategy Series, Inc.
     RiverSource Equity Value Fund
     RiverSource Small Cap Growth Fund
     RiverSource Small Cap Advantage Fund
     RiverSource Strategy Aggressive Fund
AXP VP Income Series, Inc.
     RiverSource VP Core Bond Fund
     RiverSource VP Diversified Bond Fund
     RiverSource VP Global Bond Fund
     RiverSource VP High Yield Bond Fund
     RiverSource VP Income Opportunities Fund
     RiverSource VP Global Inflation Protected Securities Fund
     RiverSource VP Short Duration U.S. Government Fund

AXP VP Investment Series, Inc
     RiverSource VP Mid Cap Growth Fund
     RiverSource VP Growth Fund
     RiverSource VP Large Cap Equity Fund
     RiverSource VP Large Cap Value Fund
     RiverSource VP Mid Cap Value Fund
     RiverSource VP New Dimensions Fund
     RiverSource VP S&P 500 Index Fund
     RiverSource VP Small Cap Advantage Fund
     RiverSource VP Strategy Aggressive Fund
     RiverSource VP Emerging Markets Fund
     RiverSource VP International Opportunity Fund
AXP VP Managed Series, Inc.
     RiverSource VP Diversified Equity Income Fund
     RiverSource VP Balanced Fund
AXP VP Money Market Series, Inc.
     RiverSource VP Cash Management Fund
AXP VP Partners Series, Inc.
     RiverSource VP Select Value Fund
     RiverSource VP Small Cap Value Fund
AXP VP Select Series, Inc.
     RiverSource VP Core Equity Fund

Preferred Master Trusts

Growth Trust
     Growth Trends Portfolio
Growth & Income Trust
     Equity Portfolio
     Total Return Portfolio

--------------------------------------------------------------------------------

* A fund-of-funds. See Addendum A.
** Part of a master-feeder structure. See Addendum B.

                                   ADDENDUM A
                                 Funds of Funds

                   Amended and restated as of January 13, 2006

                  RiverSource Income Builder Basic Income Fund
                 RiverSource Income Builder Moderate Income Fund RiverSource Income Builder Enhanced Income Fund
                 RiverSource Portfolio Builder Conservative Fund
            RiverSource Portfolio Builder Moderate Conservative Fund
                   RiverSource Portfolio Builder Moderate Fund
             RiverSource Portfolio Builder Moderate Aggressive Fund
                  RiverSource Portfolio Builder Aggressive Fund
                 RiverSource Portfolio Builder Total Equity Fund

Each of the Funds listed above acknowledges that, so long as the Fund operates as a "fund of funds", the only assets held by the Fund will be shares of underlying RiverSource Funds, short-term securities and government securities. The Fund agrees that the Custodian is entitled to rely upon RiverSource Investments, LLC for an accounting of the number of shares of underlying funds held, purchased or redeemed by the Fund and to delegate to RiverSource Investments responsibility for reporting to the Fund.